Exhibit (g)(xiii)
AMENDMENT NO. 12
To the
MASTER CUSTODIAN CONTRACT
     Amendment, as of May 1, 2009, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).
     WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;
     WHEREAS, on December 29, 2008, the Munder Small-Mid Cap 130/30 Fund was liquidated;
     WHEREAS, on January 26, 2009, the Munder Tax-Free Money Market Fund was liquidated;
     WHEREAS, on March 24, 2009, each of the Munder S&P MidCap Index Equity Fund and the Munder S&P SmallCap Index Equity Fund was liquidated;
     WHEREAS, on March 25, 2009, the Munder Mid-Cap Value Fund was liquidated;
     WHEREAS, on March 27, 2009, the Munder Small-Mid Cap Fund was merged with and into the Munder Mid-Cap Core Growth Fund; and
     WHEREAS, on April 30, 2009, each of the Institutional Money Market Fund, Liquidity Money Market Fund and Munder Cash Investment Fund was liquidated.
     NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:
1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.
     IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

Munder Series Trust Munder Series Trust II, on behalf of their respective Funds		State Street Bank and Trust Company

By:	/s/ Melanie Mayo West	By:	/s/ Joseph C. Antonellis

Name: Melanie Mayo West		Name: Joseph C. Antonellis
Title: Assistant Secretary		Title: Vice Chairman

MASTER CUSTODIAN AGREEMENT
APPENDIX A
Dated as of May 1, 2009
Munder Series Trust
Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Energy Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder International Fund-Core Equity
Munder International Small-Cap Fund
Munder Internet Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Mid-Cap Value Fund
Munder Multi-Cap Growth Fund
Munder Small-Cap Value Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund
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